EIGHTH AMENDMENT TO CREDIT AGREEMENT


      THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT effective as of January 16, 2000, by and among AJAY SPORTS, INC., a Delaware corporation, LEISURE LIFE, INC., a Tennessee corporation, PALM SPRINGS GOLF, INC., a Colorado corporation, AJAY LEISURE PRODUCTS, INC., a Delaware corporation, and PRESTIGE GOLF CORP., a Delaware corporation, (each individually referred to as "Borrower" and all collectively referred to as "Borrowers"), and WELLS FARGO CREDIT, INC. ("Wells Fargo").

                                    RECITALS

      Borrowers and Wells Fargo are parties to that certain Credit Agreement dated as of June 30, 1998, as amended by seven prior amendments ("Agreement"). Borrowers and Wells Fargo desire to revise the Agreement in the manner set forth herein. All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrowers and Wells Fargo agree as follows:

     1. Revised Definition. The definition of "Additional Amount" is hereby amended in its entirety to read as follows:

            "Additional Amount" means, between January 17, 2000 and January 31, 2000, the lesser of $750,000 or 85% of the market value of the 306,719 shares of Williams Controls, Inc. stock pledged to Wells Fargo as Collateral. The market value of the pledged stock shall be determined based on the list price on Nasdaq at the close of each business day. After January 31, 2000, "Additional Amount" shall mean $0.

     2. Effective Date. This Eighth Amendment shall be effective as of January 16, 2000 upon: (i) the execution of this Eighth Amendment by Borrowers and Wells Fargo; and (ii) delivery by Borrowers to Wells Fargo of 150,000 shares of the common stock of Williams Controls, Inc.

     3. Ratification. Except as otherwise provided in this Eighth Amendment, all of the provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

     4. One Agreement. The Agreement, as modified by the provisions of this Eighth Amendment, shall be construed as one agreement.
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     5.   Counterparts.  This Eighth  Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.

     6.   Oregon Statutory Notice.

      UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY WELLS FARGO AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY WELLS FARGO TO BE ENFORCEABLE.

      IN WITNESS WHEREOF, the parties have executed this Eighth Amendment to Credit Agreement as of the date first above written.

AJAY SPORTS, INC.                       LEISURE LIFE, INC.

By:_________________________________    By:__________________________________
Title:______________________________    Title:_______________________________

PALM SPRINGS GOLF, INC.                 AJAY LEISURE PRODUCTS, INC.

By:_________________________________    By:__________________________________
Title:______________________________    Title:_______________________________


PRESTIGE GOLF CORP.                     WELLS FARGO CREDIT, INC.

By:_________________________________    By:__________________________________
Title:______________________________    Title:_______________________________